Exhibit 15.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the registration statement on Form F-3 (No. 333-189879) and Form S-8 (No. 333-157279) of Transition Therapeutics Inc. of our report dated September 14, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears as an Exhibit in this Form 20-F, which is incorporated in this annual report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario

September 15, 2015